Exhibit 10.37

POST HOLDINGS, INC.
PRSU AGREEMENT

    POST HOLDINGS, INC. (the “Company”), hereby grants to the individual named below (the “Grantee”) an award of performance-based restricted stock units (the “PRSUs”) as set forth below, effective on the Date of Grant set forth below, subject to the Board approving the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”) on November 17, 2021, and subject to the Grantee timely executing and delivering to the Company, pursuant to such procedures as the Company will establish from time to time, this PRSU Agreement (this “Agreement”). Subject to the terms of this Agreement, the PRSUs shall vest and become payable in Shares, subject to earlier termination of the PRSUs, as provided in this Agreement and the terms and conditions of the Plan. Capitalized terms used but not defined in this Agreement shall have the same definitions as in the Plan.

Grantee:
Number of PRSUs at Target (“Target Award”):
Date of Grant:
Performance Period: October 1, 2021 – September 30, 2024
Vesting Schedule: Subject to Section 2 of this Agreement, a number of PRSUs will vest, which number shall be determined by multiplying the Target Award by the Vesting Percentage as set forth on Appendix A, on the date on which the Committee certifies that the Performance Criteria (as defined below) have been achieved, which date shall not be later than the December 31st that immediately follows the last day of the Performance Period (the “Default Vesting Date”), and as otherwise herein.

1.Award. Subject to and conditioned upon the receipt of shareholder approval of the Plan on or before November 17, 2022 (the “Shareholder Approval Condition”), each PRSU represents the right to receive one Share with respect to each PRSU that vests as set forth in this Agreement, subject to Section 2(a) and subject, as applicable, to achievement of the applicable Performance Criteria described in Section 4 and in Appendix A (the “Performance Criteria”), and certification by the Committee thereof (the PRSUs that vest are hereafter referred to as the “Vested Units”). In the event the Shareholder Approval Condition is not satisfied (and for the sake of clarity, is not satisfied before the occurrence of an Accelerated Vesting Date, if applicable), each PRSU represents the right to receive an amount in cash equal to the closing price of a Share on the Vesting Date with respect to each Vested Unit, subject, as applicable, to achievement of the applicable Performance Criteria, and certification by the Committee thereof.
2.Vesting and Forfeiture.
(a)Condition to Vesting. The vesting of the PRSUs on a Vesting Date (as defined in Section 2(b)) is, subject to the Grantee’s continued employment with the Company (or its Affiliates or Parent, as applicable) from the Date of Grant through the applicable Vesting Date, except as specifically provided by Section 2(b)(ii)(1).
(b)Accelerated Vesting.
i.Death and Disability. Subject to Section 2(d) below, the Target Award will become Vested Units as of the date of the Grantee’s death or Disability (such date, an “Accelerated Vesting Date” which, together with the Default Vesting Date, is a “Vesting Date”), if either such event occurs prior to the Default Vesting Date.

Version Oct 2021

ii.Change in Control. This Section 2(b) shall be subject to Section 2(d) below. Notwithstanding anything to the contrary in Section 6(g) of the Plan, in the event the Grantee ceases to be employed with the Company (or its Affiliate or Parent, as applicable) either as a result of a termination by the Company (or its Affiliates, Parent or Business, as applicable) without Cause or by the Grantee for Good Reason:
1.Within the three (3)-month period prior to the occurrence of a Change in Control Date, or on the Change in Control Date, a number of unvested PRSUs shall become Vested Units on such Change in Control Date, equal to the greater of (i) the Target Award multiplied by the Vesting Percentage as set forth in Appendix A, based upon the level of achievement of the Performance Criteria as determined for the period commencing on October 1, 2021 and ending on the Change in Control Date; and (ii) the Target Award adjusted pro-rata based on the number of days from the Grant Date to the last day of the Performance Period which have passed as of the Change in Control Date (such date, an “Accelerated Vesting Date”), and the remainder shall be forfeited; or
2.During the twelve (12)-month period starting on the day following the Change in Control Date and ending on the first anniversary of the Change in Control Date, except as otherwise provided in Section 2(d) below, a number of unvested PRSUs shall become Vested Units on such termination of employment equal to the greater of (i) the Target Award multiplied by the Vesting Percentage as set forth in Appendix A, based upon the level of achievement of the Performance Criteria as determined for the period commencing on October 1, 2021 and ending on the day of the termination of employment; and (ii) the Target Award adjusted pro-rata based on the number of days from the Grant Date to the last day of the Performance Period which have passed as of the day of termination of employment (such date, an “Accelerated Vesting Date”), and the remainder shall be forfeited.
iii.Failure to Assume. In the event that in connection with a Change in Control the acquirer does not agree to assume in writing, effective upon the Change in Control, on substantially the same terms, taking into account any adjustments made pursuant to Section 2(d) below, if any, the PRSUs and the obligations hereunder, the Target Award shall become Vested Units as of immediately prior to the Change in Control Date (such date, also an “Accelerated Vesting Date”).
(c)Business Change. This Section 2(c) shall be subject to Section 2(d) below. In the event there is no Change in Control but the Grantee’s employment with the Company or its Affiliates will terminate as a result of Post Consumer Brands, LLC (the “Business”) being transferred to an unaffiliated person (the “Buyer”), and as a result the Business will cease to be a part or Affiliate of the Company (a “Business Change”), and such Buyer or its affiliates does not agree to assume in writing, on substantially the same terms, taking into account any adjustments made pursuant to Section 2(d) below, if any, the PRSUs and the obligations hereunder, effective at the Business Change, a number of unvested PRSUs shall become Vested Units on the date of such Business Change equal to the Target Award adjusted pro-rata based on the number of days from the Grant Date to the last day of the Performance Period which have passed as of the date of such Business Change (such date, also an “Accelerated Vesting Date”), and the remainder shall be forfeited. In the event the Buyer does assume the PRSUs and the Grantee ceases to be employed with the Business either as a result of a termination by the Business without Cause or by the Grantee for Good Reason during the period starting on the date of the Business Change (the “Business Change Date”) and ending on the first anniversary of the Business Change Date, except as otherwise provided in Section 2(d) below, a number of unvested PRSUs shall become Vested Units on such termination of employment equal to the greater of (i) the Target Award multiplied by the Vesting Percentage as set forth in Appendix A, based upon the level of achievement of the Performance Criteria as determined for the period commencing on October 1, 2021 and ending on the day of the termination of employment; and (ii) the Target Award adjusted pro-rata based on the number of days from the Grant Date to the last day of the Performance Period which have passed as of the day of termination of employment (such date, an “Accelerated Vesting Date”), and the remainder shall be forfeited.

(d)Conversion to Time-Based Awards. If the Committee determines that, as the result of the occurrence of a Change in Control or Business Change, the Performance Criteria should no longer apply to the PRSUs following the Change in Control or Business Change, the vesting for the Target Award will convert to time-based vesting, and be subject to the requirement to remain employed through the applicable Vesting Date (the “Time-Based PRSUs”), it being understood that (i) the applicable Vesting Date of the Time-Based PRSUs shall be either the Default Vesting Date set forth above or, if applicable, an Accelerated Vesting Date, subject to the conditions thereof, (ii) upon such applicable Vesting Date, if any, the Time-Based PRSUs shall become vested without regard to performance through such applicable Vesting Date, and (iii) in the event the Grantee’s employment terminates prior to such applicable Vesting Date (other than a termination described in Section 2(b) or 2(c) above, in which case the then-outstanding Time-Based PRSUs shall become vested pursuant to clause (ii) of this Section 2(d)), the Time-Based PRSUs shall be forfeited as set forth in Section 2(e).
(e)Forfeiture Upon Termination of Employment. Except as otherwise provided in Sections 2(b), 2(c) and 2(d) above, in the event that the Grantee’s employment with the Company (or its Affiliate, as applicable) terminates for any reason or no reason, voluntarily or involuntarily, the Grantee shall forfeit any and all PRSUs which are not and cannot become, as of the time of such termination or as a result of the completion of the Performance Period, Vested Units, and the Grantee shall not be entitled to any payment or other consideration with respect thereto.
(f)Definition of Cause. For purposes of this Agreement, Cause shall be defined as: (i) Grantee’s conviction of a crime, the circumstances of which involve fraud, embezzlement, misappropriation of funds, dishonesty or moral turpitude, and which is substantially related to the circumstances of Grantee’s duties; (ii) Grantee’s conviction of a crime, the circumstances of which involve federal or state securities laws; or (iii) Grantee’s falsification of Company or Affiliate records.
3.Settlement of the Vested Units.
(a)Settlement. Subject to all the terms and conditions set forth in this Agreement and the Plan, including Section 1, the Company shall issue to the Grantee a number of Shares equal to the number of Vested Units (or if the Shareholder Approval Condition is not met, the cash equivalent thereof) no later than sixty (60) days after the Vesting Date.
(b)Compliance with Laws. The grant of the PRSUs and issuance of Shares or cash upon settlement of the Vested Units shall be subject to and in compliance with all applicable requirements of: federal, state and foreign law with respect to such securities, other law or regulations and the requirements of any stock exchange or market system upon which the Stock may then be listed. The Company’s inability to obtain permission or other authorization from any relevant regulatory body necessary to the lawful issuance of any Shares subject to the Vested Units shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority was not obtained. As a condition to the settlement of the Vested Units, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and/or to make any representation or warranty with respect thereto.
(c)Registration. Shares issued in settlement of the Vested Units shall be registered in the name of the Grantee. Such Shares may be issued either in certificated or book entry form. In either event, the certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.

4.Performance Criteria. Subject to the terms and restrictions of the Agreement and the Plan, the Target Award of PRSUs shall be eligible to become Vested Units based on the achievement of the Performance Criteria set forth in Appendix A during the Performance Period, as identified on the first page of this Agreement. The Performance Criteria shall be the Business’ achievement of a cumulative three (3) year Adjusted EBITDA, as defined below, and shall determine the Vesting Percentage, as set forth in the table in Appendix A (for actual Adjusted EBITDA that falls between that which is set forth in the table below, the Vesting Percentage shall be determined by linear interpolation); provided, that, prior to a Change in Control or Business Change, in addition to achieving the Adjusted EBITDA, the Performance Criteria will only be deemed to have been achieved if, for each completed year of the Performance Period that has passed as of the applicable Vesting Date, the Business has spent the full amount of the Advertising & Commercial budget approved by the Board for such year (the “A&C Budget”). “Adjusted EBITDA” shall be defined as the adjusted earnings before interest, taxes, depreciation, and amortization of the Business. Potential financial adjustments to determine performance achievement levels include items such as transaction costs and integration costs, provision for legal settlements, and other items that the Company believes do not contribute to a meaningful evaluation of operating performance. Any adjustments shall be made at the discretion of the Company. The Committee reserves the right to adjust the Performance Criteria during the Performance Period without Grantee’s consent, subject to the complete terms of the Plan, due to the business reorganization, acquisition, divestiture, or other events applicable to the Business including: (a) asset write downs, (b) litigation or claims judgments or settlements; (c) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (d) significant unusual or infrequently occurring items (as determined under Generally Accepted Accounting Principles) excluded from the determination of ordinary income or loss in the Company’s or the Business’ financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s or the Business’ periodic reports.
5.Incorporation of the Plan by Reference. The award of PRSUs pursuant to this Agreement is granted under, and expressly subject to, the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference, except as expressly provided herein. The Grantee hereby acknowledges that a copy of the Plan has been made and remains available to the Grantee.
6.Committee Discretion. This Award has been made pursuant to a determination made by the Committee. Notwithstanding anything to the contrary herein, the Committee shall have the authority as set forth in the Plan.
7.No Right to Continued Employment. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company or its Affiliates or Parent otherwise would have to terminate the employment of the Grantee at any time for any reason.
8.Withholding of Taxes. In addition to any rights the Company may have pursuant to Section 12(d) of the Plan, the Company shall make such provisions for the withholding or payment of taxes as it deems necessary under applicable law and shall have the right to deduct from payments of any kind otherwise due to the Grantee or alternatively to require the Grantee to remit to the Company an amount in cash, by wire transfer of immediately available funds, certified check or such other form as may be acceptable to the Company, sufficient to satisfy at the time when due any federal, state, or local taxes or other withholdings of any kind required by law to be withheld with respect to the PRSUs.
9.Entire Agreement. This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations between the parties with respect to the subject matter hereof.
10.Governing Law. To the extent federal law does not otherwise control, this Agreement shall be governed by the laws of the State of Missouri, without giving effect to principles of conflicts of laws. The Grantee shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and participation by the Grantee in the Plan shall be on the basis of a warranty by the Grantee that he or she may lawfully so participate without the Company being in breach of the laws of any such jurisdiction.

11.Not Assignable or Transferable. The PRSUs shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, if permitted by the Committee, the Grantee may assign his or her rights with respect to the PRSUs granted herein to a trust or custodianship, the beneficiaries of which may include only the Grantee, the Grantee’s spouse or the Grantee’s lineal descendants (by blood or adoption). In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Grantee under the Plan and this Agreement and shall be entitled to all the rights of the Grantee under the Plan.
12.Specified Employee Delay and Separation. Notwithstanding anything herein to the contrary, in the event that the Grantee is determined to be a specified employee within the meaning of Section 409A of the Code, payment on account of termination of employment shall be made on the earlier of the first payroll date which is more than six months following the date of the Grantee’s termination of employment, or the Grantee’s death, in any event only to the extent required to avoid any adverse tax consequences under Section 409A of the Code. References to termination of employment and similar phrases or terms under this Agreement shall mean a “separation from service” within the meaning of Section 409A of the Code.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Grantee has signed this Agreement to evidence his or her acceptance of the terms hereof, all as of the Date of Grant.

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